Exhibit 10.3

AMENDMENT TO STOCK OPTION AGREEMENT

This Amendment to the Stock Option Agreement (this “Amendment”) is entered into as of July 26, 2012 by and between Cherokee Inc., a Delaware corporation (the “Company”) and Henry Stupp (“Stupp”).

WHEREAS, pursuant to a Stock Option Agreement, dated as of August 26, 2010, by and between the Company and Stupp, as amended (the “Existing Agreement”), the Company awarded Stupp an option (the “Option”) to purchase shares of the Company’s common stock (“Shares”) at an exercise price of $18.30 per share;

WHEREAS, pursuant to the Existing Agreement, and pursuant to the terms of that certain Employment Agreement, dated as of August 26, 2010, by and between the Company and Stupp, as amended to date (the “Employment Agreement”), the Option is currently exercisable for up to a maximum number of Shares equal to 187,500;

WHEREAS, Stupp has requested that the Existing Agreement be amended to permit the transfer of up to fifty percent (50%) of the Shares subject to the Option to his spouse in the event the termination of their marriage pursuant to a marital property settlement; and

WHEREAS, the parties now desire to amend the Existing Agreement in the manner set forth herein.

NOW, THEREFORE, in consideration of the premises, the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.               Definitions; Construction.  Capitalized terms not otherwise defined herein shall have the meanings set forth in the Existing Agreement.  References in the Existing Agreement (including references to the Existing Agreement as amended hereby) to the “Agreement” or “Option” (and indirect references such as “hereunder”, “hereby”, “herein” and “hereof”) shall be deemed to be references to such terms as amended hereby.

2.               Amendment to Section 4.2.  Section 4.2 of the Existing Agreement is hereby amended to add a new Section 4.2(c) as set forth below:

“(c)                            Notwithstanding the foregoing, the Optionee may transfer the right to exercise up to fifty percent (50%) of the shares subject to the Option (rounded up to the nearest whole share) to his former spouse in connection with the termination of their marriage pursuant to a marital property settlement (such transferred rights, the “Transferred Option”).  In such event, (i) the Transferred Option may only be exercised by the Transferee during her lifetime or thereafter in accordance with Section 3.1 and Section 4.2(b) and (ii) all of the other terms and conditions of this Option, and each of them, shall continue to apply to the Transferee (including, without limitation, the vesting conditions applicable to the Option set forth in Section 2, which are specific to the services of Mr. Henry Stupp to the Company).  In addition, as a condition precedent to the effectiveness of such transfer, the Optionee and the Transferee shall execute and provide such other documents and agreements as the Company may require in its discretion to properly confirm, effect and memorialize the transfer of the Transferred Option. Without limiting the foregoing, the Optionee and the Transferee shall be obligated to covenant, represent and warrant to the Company that (i) upon exercise of the Transferred Option, the Transferee shall provide the Company with funds sufficient to cover the Company’s withholding obligations applicable to the Transferee, including with respect to the income tax attributable to the Transferee as a result of such exercise, (ii) the Optionee shall provide the Company with funds sufficient to cover the Company’s withholding obligations attributable to the Optionee, including the Company’s withholding obligations under FICA and other applicable obligations and (iii) each of the Optionee and the Transferee shall each indemnify the Company for any failure to provide the Company with sufficient funds to meet its withholding obligations under applicable law that are applicable to the Optionee or the Transferee.”

3.               Effect of Amendment.  Except as set forth in this Amendment, the Existing Agreement shall remain unchanged and in full force and effect pursuant to the terms thereof.

4.               Miscellaneous.  This Amendment shall be governed by and construed in accordance with the laws of the State of California.  The headings of the sections of this Amendment have been inserted for convenience and reference only and do not constitute a part of this Amendment.  This Amendment may be executed in any number of counterparts and by different persons in separate counterparts, with the same effect as if all parties had signed the same document; all such counterparts shall be deemed to be an original, shall be construed together and shall constitute one and the same instrument.  Any signature page delivered by facsimile or e-mail transmission of images in Adobe PDF or similar format shall be binding to the same extent as an original signature page, with regard to any agreement subject to the terms hereof or any amendment thereto.  This Amendment, together with the Existing Agreement as amended hereby, shall supersede and replace any prior agreement between the Company and Stupp relating to the subject matter hereof.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first above written.

CHEROKEE INC.

/s/ Mark DiSiena
Mark DiSiena, Chief Financial Officer

STUPP

/s/ Henry Stupp
Henry Stupp